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                                                                   EXHIBIT 10.12


                          MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding, which is entered into the 24 day of January, 1996, is intended to provide a definition of terms which were used in the agreements as set forth below, which definitions shall be binding in interpreting the agreements:

AMERICAN MIDDLE EAST CORPORATION, LLC (hereinafter referred to as AEMEC) a limited liability company of the State of Georgia, United States of America, headquartered in Dubai, United Arab Emirates, and MIDDLE EAST COLLEGES, LTD (hereinafter referred to as MEC), a B.V.I. company headquartered in Dubai, United Arab Emirates, have entered into agreements to establish and operated the American University in Dubai, and have contemporaneously herewith executed the Agreement and the Financial Operations Agreement governing the relationship between AEMEC and MEC with respect to AUD; and

The parties hereto desire to clarify their relationship and the language of the Financial Operations Agreements so as to more fully provide the parties with appropriate opportunities to mutually consider and agree upon the development of the Operation Budget as described in that document.

         Now, THEREFORE, in consideration of Ten and No/100 Dollars ($10.00 U.S.) and other good and valuable consideration, the parties agree as follows:

         1        Definition of Terms: As specified in paragraph 14, especially
14(e), the interest of MEC as it relates to the development of the AUD Operating Budget, shall not be construed to be limiting terminology, but shall be construed and interpreted as all inclusive, thereby granting MEC and its representative the right and obligation to consult with respect to, provide input into, and otherwise to approve or to disapprove the Operation Budget of AUD in its totality or any part or particular thereof as an element of its final preparation at the AUD level prior to submission to the Governing Board which submission shall not be made without MEC's approval.

         2        The Agreement, the Financial Operations Agreement and this
Memorandum of Understanding are to be read and construed as one document and share the same force and validity. The Agreement and the Financial Operations Agreement, to which both parties of this agreement are also parties, are hereby ratified and affirmed and shall remain in full force effect.

         3        Relationship between the Parties. Notwithstanding anything to the contrary in the Agreement or the Financial Operations Agreement, the relationship between AEMEC and MEC is of a joint venture and all terms and conditions contained in those two Agreements shall be construed to this effect.


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IN WITNESS WHEREOF, each of the parties have duly executed and delivered this
Memorandum pursuant to proper authority the day and year first above written.

         AMERICAN EUROPEAN MIDDLE EAST
         CORPORATION LLC

         By:  /s/ Mark Barnette              (SEAL
            ---------------------------------
                  Mark Barnette
         Its:     President



         MIDDLE EAST COLLEGES, LTD

         By:  /s/ Elias Bou Saab             (SEAL)
            ---------------------------------
                  Elias Bou Saab
         Its:     Director




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